UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report:
August 26, 2009

Vivid Learning Systems, Inc.
(Exact name of registrant as specified in its charter)

Washington (State of incorporation or organization)	333-116255 (Commission File Number)	42-1623500 (I.R.S. Employer Identification No.)

5728 Bedford Street Pasco, Washington (Address of principal executive offices)	99301 (Zip Code)

Registrant’s telephone number, including area code: (509) 545-1800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 26, 2009, Vivid Learning Systems, Inc. (the “Company”) issued a press release, regarding its previously announced plans to go private, pursuant to a Reverse/Forward Stock Split transaction.

The Company expects to be able to mail the Information Statements and Letters of Transmittal (drafts of which are included in the Schedule 13E-3 filed with the SEC on August 7, 2009) to the Company’s shareholders on or about September 11, 2009, after the completion of SEC review and the filing of any necessary amendment to the Schedule 13E-3.

The record date (“Record Date”) of the transaction for purposes of determining the Company’s shareholders of record to whom the final version of the Information Statement will be mailed, has been fixed by the Board of Directors of the Company as not more than 20 days prior to the date of mailing of the Information Statement, as provided by SEC rules, and the payment date (“Payment Date”), which is the date for determining those shareholders holding less than 1,000 shares of the Company’s common stock who will be cashed out at $0.60 per share at the Effective Time of the transaction, has been fixed by the Board as August 6, 2009.

The Board reserves the right, pursuant to the corporate laws of the State of Washington, to modify or amend the Reverse/Forward Stock Split transaction (including, but not limited to, changing the Record Date and Payment Date for the transaction) as a result of changes in the Company’s circumstances prior to the expected Effective Time of the transaction that would affect its ability to successfully reduce the number of recordholders of the Company’s common stock to fewer than 300 for the purpose of terminating the registration of its Common Stock pursuant to the Securities and Exchange Act.  Such changes in the Company’s circumstances include, but are not limited to, (i) transactions in the Company’s Common Stock subsequent to the Payment Date and their effect on the number of registered holders, (ii) exercises of dissenters’ rights by shareholders, and (iii) the available cash resources of the Company.

The press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits

Exhibit No.	Description of Document

Exhibit 99.1	Press Release dated August 26, 2009.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This report contains “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements describe management’s expectations regarding future events and developments such as the Company’s plans to go private pursuant to the Reverse/Forward Stock Split. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “should,” “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risks and uncertainties that may cause actual results to differ materially. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) the extent and duration of continued economic and market disruptions and governmental actions to address these disruptions; (2) the risk of new and changing legislation and regulation; (3) local and national general and economic conditions; and (4) changes in the number and amount and ownership of the Company’s outstanding shares, and in the capital markets prior to the expected effective time of the Reverse/Forward Stock Split. Vivid Learning Systems, Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIVID LEARNING SYSTEMS, INC.
(Registrant)

August 26, 2009	/s/ Matthew J. Hammer
(Date)	Matthew J. Hammer Chief Executive Officer

Exhibit Index

99.1	Press Release dated August 26, 2009.